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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Dames & Moore, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- - --------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

- - --------------------------------------------------------------------------------

SEC 1913 (12/93)

                                     [LOGO]

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Dames & Moore, Inc. on August 12, 1996, beginning at 8:30 a.m., at the Sheraton Grande Hotel Los Angeles, 333 South Figueroa Street, Los Angeles, California 90071.

    Details of business to be conducted at the annual meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report to Shareholders for 1996.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE SIZE OF YOUR HOLDINGS. THEREFORE, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

    We hope you can attend the meeting. If you plan to do so and are a shareholder of record, please indicate that you plan to attend the meeting on the space provided on your proxy card.

                                          Very truly yours,

                                          George D. Leal
                                          Chairman of the Board

June 28, 1996

                            YOUR VOTE IS IMPORTANT.
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

                              DAMES & MOORE, INC.
                       911 WILSHIRE BOULEVARD, SUITE 700
                         LOS ANGELES, CALIFORNIA 90017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 12, 1996

    The Annual Meeting of the Shareholders of Dames & Moore, Inc., a Delaware corporation (the "Company"), will be held on August 12, 1996, beginning at 8:30 a.m., at the Sheraton Grande Hotel Los Angeles, 333 South Figueroa St., Los Angeles, California 90071, for the following purposes:

    1.  To elect a Board of Directors of 11 members.

    2. To consider and transact such other business as may properly come before the meeting or at any adjournment thereof.

    The Board of Directors has fixed the close of business on June 17, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Stephanie H. Paxton
                                          Assistant Secretary

June 28, 1996
Los Angeles, California

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                              DAMES & MOORE, INC.
                       911 WILSHIRE BOULEVARD, SUITE 700
                         LOS ANGELES, CALIFORNIA 90017

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 12, 1996

    This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about June 28, 1996 in connection with the solicitation by the Board of Directors of Dames & Moore, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company on August 12, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    Although the principal solicitation of proxies is being made through this Proxy Statement, proxies may also be solicited personally, by telephone or by mail by directors, officers or employees of the Company. Such persons will not receive any additional compensation for their solicitation services. The Company will pay the entire expense of preparing, printing and mailing proxy solicitation material on behalf of the Board of Directors, including amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material to beneficial owners of shares of the Company's common stock, $.01 par value ("Common Stock").

                               VOTING SECURITIES

    The Board of Directors has fixed the close of business on June 17, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. As of June 17, 1996, there were 21,886,648 shares of Common Stock issued and outstanding and entitled to vote at the annual meeting. The Company has no other voting securities outstanding. Each shareholder of record is entitled to one vote per share owned on all matters submitted to a vote of shareholders except that, as described in more detail below, each shareholder is entitled to cumulate his or her votes in electing directors.

    Shares represented by duly executed and dated proxies in the accompanying form and received before the annual meeting will be voted at the annual meeting. Where a shareholder specifies a choice on the proxy with respect to any matter to be acted upon, the shares will be voted accordingly by the proxy holders named in the proxy. Where no choice is specified, the shares represented by the proxy will be voted as described in this Proxy Statement with respect to the election of directors and in accordance with the best judgment of the proxy holders with respect to any other business that properly comes before the annual meeting.

    A shareholder has the power to revoke a proxy at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by a shareholder who is present at the annual meeting and who expresses a desire to vote in person.

    A majority of the Company's outstanding shares of Common Stock as of June 17, 1996, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions on any particular matter will be counted for purposes of determining the presence of a quorum. Abstentions will also be treated as shares that are present and entitled to vote with respect to the matter on which the abstentions are indicated but as not voted with respect to that matter. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted for purposes of determining the presence of a quorum. However, the shares will not be treated as shares that are present and entitled to vote with respect to the matter as to which the broker indicates that it lacks voting authority.

                             ELECTION OF DIRECTORS

VOTING PROCEDURES

    The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than 10 nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by the directors then in office. In August 1995, the Board of Directors increased the authorized number of directors from 10 to 11. Accordingly, 11 directors are to be elected at the annual meeting, each to hold office until the next annual meeting of shareholders and the election and qualification of a successor or the director's earlier death, resignation or removal. The 11 persons receiving the highest number of affirmative votes at the annual meeting will be elected as directors of the Company.

    Because cumulative voting is permitted in the election of the Company's directors, each shareholder, in person or by proxy, is entitled to cast a number of votes equal to the number of shares of Common Stock standing in such shareholder's name as of June 17, 1996, multiplied by the number of directors to be elected (in this case, 11). A shareholder is entitled to cast all such votes for a single nominee for director or for any two or more nominees in such proportion as the shareholder may decide.

    If a shareholder desires to cumulate his or her votes, the accompanying proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write next to the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more nominees by striking a line through the name(s) of such nominee or nominees.

    The Board of Directors recommends that shareholders grant proxies to vote for all 11 of the nominees for directors listed below. In order to permit the election of as many as possible of the following nominees, the Board of Directors also recommends that shareholders do not cast their votes on a cumulative basis. Unless marked otherwise, proxies will be voted by the proxy holders in such a manner as to elect all or as many of the following nominees as possible. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees in such manner as they determine is necessary in order to elect all or as many of such nominees as possible.

    If any of the nominees listed below refuses or is unable to serve as a director, the proxy holders will vote for a substitute nominee or nominees recommended by the Board of Directors. Each of the following nominees has agreed to serve if elected, and the Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

NOMINEES TO THE BOARD OF DIRECTORS

    The following persons have been nominated for election as directors:

        NAME           AGE                      POSITION
- - ---------------------  ---   -----------------------------------------------
George D. Leal         62    Chairman of the Board
Arthur C. Darrow       52    Chief Executive Officer, President and Director
Robert M. Perry        64    Executive Vice President, Interim Chief
                              Financial Officer and Director
Richard C. Tucker      54    Senior Vice President and Division Manager,
                              Government Services Division and Director
John P. Trudinger      52    Vice President and Director
Norman A. Barkeley     66    Director
Michael R. Peevey      58    Director
James E. Seitz         68    Director
Robert J. Lynch, Jr.   63    Director
Anthony R. Moore       49    Director
Harald Peipers         68    Director

    George D. Leal has been employed by the Company since 1959. He has served as Chairman of the Board since 1981, and served as Chief Executive Officer from 1981 through 1994. He is a director of BW/IP, Inc. Mr. Leal has bachelor's and master's degrees in civil engineering from Santa Clara University and the California Institute of Technology, respectively, and a master's degree in business administration from the University of Chicago.

    Arthur C. Darrow has been employed by the Company since 1973. He has served as a director since 1994 and as Chief Executive Officer since 1995. Between 1993 and 1994, he served as Chief Operating Officer. He has served as President since 1993. Between 1991 and 1993, he served as Senior Vice President -- Western North America Division; and between 1988 and 1991, as the Company's Western Region General Manager and Division Manager -- Western North America. Mr. Darrow has bachelor's and master's degrees in geology from the University of California, Santa Barbara.

    Robert M. Perry has been employed by the Company since 1955. He has served as a director since 1981, and as an Executive Vice President since 1991. Between 1978 and 1995, he served as Chief Financial Officer, and is currently serving as Interim Chief Financial Officer. He has a bachelor of science degree in civil engineering from the University of Michigan.

    Richard C. Tucker has been employed by the Company since 1974. He has served as a director since 1992 and as Senior Vice President and Manager -- Government Services Division since 1994. Between 1990 and 1994, he served as the Company's Middle Atlantic Region and Government Services (East) Group General Manager. Prior to 1990, he was the Washington, D.C. Office Managing Principal-in-Charge. He has bachelor's and master's degrees in civil engineering from the Georgia Institute of Technology.

    John P. Trudinger has been employed by the Company since 1970. He has served as a director since 1995 and as a Vice President since 1991. Between 1985 and 1991, he served as General Manager -- Pacific, Far East and Australia Region. He has a bachelor's degree in geology from the University of Melbourne and a master's degree from the University of Adelaide.

    Norman A. Barkeley is Chairman of the Board and Chief Executive Officer of Ducommun Incorporated, a manufacturer of components and assemblies for the aerospace and wireless communications industry. He has served with Ducommun Incorporated in this position since 1988. Mr. Barkeley has served as a director of the Company since 1993. He is also a director of Golden Systems, Inc. Mr. Barkeley has a bachelor's degree in business administration from Michigan State University.

    Michael R. Peevey has served as President of New Energy Ventures, Inc. since March 1, 1995. He retired in 1993 as President and a director of SCEcorp and its subsidiary, Southern California Edison Company, a position he accepted in 1990. He was an Executive Vice President of these companies from 1985 to 1990. He has served as a director of the Company since 1993, and he is also a director of Electro Rent Corporation, Amerigon and Ocal, Inc. Mr. Peevey has bachelor's and master's degrees in economics from the University of California at Berkeley.

    James E. Seitz has served as a director of the Company since 1992. He was a partner of Touche Ross & Co. and, as a result of the merger of Touche Ross & Co. with another accounting firm, of Deloitte & Touche from 1955 to 1990. Mr. Seitz has a bachelor's degree in engineering and a master's degree in business administration from the University of Michigan.

    Robert J. Lynch, Jr. is President and Chief Executive Officer of American & Foreign Enterprises, Inc., a New York-based company that represents European and Latin American companies and investors. He has served in this position since 1975. Mr. Lynch has served as a director of the Company during 1994 and previously served as a director of the Company from 1987 to 1992. Mr. Lynch was a director of Data Broadcasting Co. until November 30, 1995, and is a director of Hadron, Inc. and Colonia Insurance Co.

    Anthony R. Moore has been a Chief Executive of Investment Banking Services at BZW, the investment banking division of Barclays Group, since 1994. He served previously as a Member of the Board of Bankers Trust International from 1992 to 1994 and as a Member of CNW Management Committee of County NatWest Limited from 1991 to 1992. Mr. Moore has served as a director of the Company since 1995.
Between 1983 to 1991, Mr. Moore served in a number of senior positions for Goldman Sachs in New York, London, Hong Kong and Tokyo.

    Harald Peipers has served as a director of the Company since 1985. Dr. Peipers is an attorney-at-law in Essen, Germany. He served as a member of the Board of Executive Directors of Hochtief Aktiengesellschaft vorm. Gebr. Helfmann ("Hochtief AG"), a German corporation engaged in civil engineering and construction, between 1975 and 1994. He has a doctorate degree in economics and law from the University of Heidelberg and is a director of Keller Group plc in London, England.

    Dr. Peipers and Mr. Lynch are representatives of Hochtief, Inc., a Delaware corporation and subsidiary of Hochtief AG which owns 17.1 percent of the outstanding shares of the Company's Common Stock. The Board of Directors informally agreed with Hochtief, Inc. to permit it to designate two nominees for election as directors at the annual meeting.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The business of the Company is managed by and under the direction of the Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. During the fiscal year ended March 29, 1996, the Board of Directors met four times. Each current director attended more than 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he was a director and meetings of the committees of the Board held during the periods he served on such committees.

    The Audit Committee of the Board of Directors reviews the scope of the independent public auditors' examination and related fees, the accounting principles applied by the Company in financial reporting, the scope of internal auditing procedures and the adequacy of internal controls. James E. Seitz (Chairman) and Michael R. Peevey are the members of the Audit Committee. The committee met three times during fiscal 1996.

    The Compensation Committee administers the Company's Long-Term Incentive Plan. The Compensation Committee also establishes the salary and bonus of the Company's Chief Executive Officer and approves the salaries and bonuses of the Company's other executive officers. The Compensation Committee's report on Executive Compensation is contained in a subsequent section of this Proxy Statement. Norman A. Barkeley (Chairman), James E. Seitz and Michael R. Peevey are the members of the Compensation Committee. The Compensation Committee met five times during fiscal 1996.

    The Executive Action Committee of the Board of Directors is permitted to approve certain contracts and to take various other specified actions on behalf of the Board of Directors between meetings of the Board. During fiscal 1996, the members of the Executive Action Committee were George D. Leal, Robert M. Perry, Arthur C. Darrow and Richard C. Tucker. The Executive Action Committee did not hold any meetings during the fiscal year ended March 29, 1996.

    The Board of Directors is responsible for the nomination of candidates for election as directors. In March 1995, the Board appointed a Nominating Committee to establish criteria for desired qualifications of director candidates; evaluate and recommend qualified candidates for nomination; and recommend directors for membership on the various Board committees. Recommendations of the Nominating Committee are subject to the approval of the Board. The members of the Nominating Committee are Michael R. Peevey (Chairman), Richard C. Tucker and James E. Seitz. The Nominating Committee met one time during fiscal 1996.

    In connection with future shareholders' meetings, the Board of Directors and the Nominating Committee will consider director nominations recommended by the Company's shareholders but have not established formal procedures for the submission of such recommendations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    With respect to each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, each director and nominee for director of the Company, each of the executive officers named in the Summary Compensation Table presented below and all directors and executive officers of the Company as a group, the following table sets forth the number of shares of Common Stock beneficially owned as of March 30, 1996 by each such person or group and the percentage of the outstanding shares of the Company's Common Stock beneficially owned as of March 30, 1996 by each such person or group.

Unless otherwise indicated, each of the following shareholders has, to the Company's knowledge, sole voting and investment power with respect to the shares beneficially owned, except to the extent that such authority is shared by spouses under applicable law.

                                                              SHARES OF COMMON STOCK   PERCENT OF COMMON STOCK
                                                              BENEFICIALLY OWNED AS     BENEFICIALLY OWNED AS
                                                                        OF                       OF
NAME OF BENEFICIAL OWNER                                          MARCH 30, 1996           MARCH 30, 1996
- - ------------------------------------------------------------  ----------------------   -----------------------
5% SHAREHOLDERS
Hochtief, Inc. (1)..........................................        3,700,000                   17.1

DIRECTORS
George D. Leal (2)..........................................          453,651                    2.1
Arthur C. Darrow (3)........................................          271,498                    1.3
Robert M. Perry (4).........................................          366,727                    1.7
John P. Trudinger (5).......................................          141,372                      *
Richard C. Tucker (6).......................................          169,675                      *
James E. Seitz (7)..........................................            1,540                      *
Harald Peipers (8)..........................................                0                      0
Norman A. Barkeley..........................................            1,500                      *
Michael R. Peevey...........................................            3,000                      *
Robert J. Lynch, Jr. (9)....................................                0                      0
Anthony R. Moore............................................            1,300                      *

NAMED EXECUTIVE OFFICERS NOT INCLUDED ABOVE**
Kevin J. Freeman (10).......................................           36,027                      *
Henry Klehn, Jr. (11).......................................          397,833                    1.8
Peter G. Rowley (12)........................................          137,848                      *
James V. Toto (13)..........................................          345,853                    1.6

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (18
 PERSONS)...................................................        2,630,609                   12.2

- - ------------------------
 *   Owns less than 1% of the Company's outstanding shares of Common Stock.

 **  Mr. Darrow is also a named executive officer.

 (1) The address of Hochtief, Inc., a Delaware corporation, is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. Hochtief, Inc. shares voting and investment power, and beneficial ownership, of the 3,700,000 shares of Common Stock as to which it is the record holder with Hochtief AG, a German corporation and parent of Hochtief, Inc., and with RWE Aktiengesellschaft ("RWE"), a German corporation and parent of Hochtief AG. The address of Hochtief AG is Rellinghauser Str. 53-57, D-4300 Essen 1, Germany; the address of RWE is Kruppstrasse 5, D-4300 Essen 1, Germany. The foregoing information is based upon a Schedule 13D dated April 10, 1992 that Hochtief, Inc., Hochtief AG and RWE filed with the Securities and Exchange Commission.

 (2) Information presented for Mr. Leal includes 14,000 shares of Common Stock owned by the George and Mary Ann Leal Foundation, a charitable non-profit corporation, and as to which Mr. Leal may be deemed the beneficial owner. Mr. Leal is President and Chairman of the Board of the foundation and, subject to the approval and supervision of the foundation's Board of Directors, is responsible for directing the voting and disposition of these 14,000 shares. Mr. Leal has no pecuniary interest in these shares and disclaims beneficial ownership of them. Information presented for Mr. Leal also includes 21,375 shares which Mr. Leal has the right to acquire through the exercise of stock options within 60 days.

 (3) Information presented for Mr. Darrow includes a total of 500 shares of Common Stock owned by a child and as to which Mr. Darrow may be deemed the beneficial owner. Mr. Darrow disclaims beneficial ownership of these shares. Also included are 173,467 shares of Common Stock owned by the Darrow Family Trust, of which Mr. Darrow is trustee. Information presented for Mr. Darrow also includes 17,125 shares which Mr. Darrow has the right to acquire through the exercise of stock options within 60 days.

 (4) Information presented for Mr. Perry includes 2,109 shares of Common Stock owned by the Perry Trusts, of which Mr. Perry is the trustee. Information presented for Mr. Perry also includes 14,700 shares which Mr. Perry has the right to acquire through the exercise of stock options within 60 days.

 (5) Information presented for Mr. Trudinger includes 5,795 shares which Mr. Trudinger has the right to acquire through the exercise of stock options within 60 days.

 (6) Information presented for Mr. Tucker also includes 13,675 shares which Mr. Tucker has the right to acquire through the exercise of stock options within 60 days.

 (7) Information presented for Mr. Seitz includes 1,540 shares of Common Stock owned by the Seitz Family Trust, a revocable living trust of which Mr. Seitz and his spouse are the trustees and share voting and investment power.

 (8) Dr. Peipers is a representative of Hochtief, Inc. The information presented for Dr. Peipers does not include any shares owned by Hochtief, Inc.

 (9) Mr. Lynch is a representative of Hochtief, Inc. The information presented for Mr. Lynch does not include any shares owned by Hochtief, Inc.

(10) Information presented for Mr. Freeman also includes 12,275 shares which Mr. Freeman has the right to acquire through the exercise of stock options within 60 days.

(11) Information presented for Mr. Klehn includes 364,733 shares of Common Stock owned by the Henry Klehn and Brenda W. Klehn Trust, of which Mr. Klehn is a co-trustee. Information presented for Mr. Klehn also includes 16,800 shares of Common Stock owned by the Klehn Family Foundation, a charitable non-profit corporation, and as to which Mr. Klehn may be deemed the beneficial owner. Mr. Klehn is President and Chairman of the Board of the Klehn Family Foundation and, subject to the approval and supervision of the foundation's Board of Directors, is responsible for directing the voting and disposition of these 16,800 shares. Mr. Klehn has no pecuniary interest in these shares and disclaims beneficial ownership of them. Information presented for Mr. Klehn also includes 16,300 shares which Mr. Klehn has the right to acquire through the exercise of stock options within 60 days.

(12) Information presented for Mr. Rowley includes 6,300 shares which Mr. Toto has the right to acquire through the exercise of stock options within 60 days.

(13) Information presented for Mr. Toto includes 37,500 shares of Common Stock owned by his spouse and as to which Mr. Toto may be deemed the beneficial owner. Information presented for Mr. Toto also includes 10,500 shares of Common Stock held in trusts for the benefit of his children and as to which Mr. Toto may be deemed the beneficial owner. Mr. Toto's spouse is the trustee of these trusts. Mr. Toto disclaims beneficial ownership of the 37,500 shares owned by his spouse and the 10,500 shares held in trusts for his children. Information presented for Mr. Toto also includes 15,300 shares which Mr. Toto has the right to acquire through the exercise of stock options within 60 days.

    Section 16(a) of the Securities Exchange Act of 1934 and regulations adopted thereunder require the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon (a) the Company's review of Forms 3, 4 and 5 (and any amendments thereto) that were furnished to the Company pursuant to Section 16(a) and applicable regulations by the foregoing persons and (b) written representations by such reporting persons, the Company believes that all applicable Section 16(a) filing requirements were complied with on a timely basis by these reporting persons with respect to the Company's most recent fiscal year, except (1) William M. Greenslade, a former employee/director and (2) John P. Trudinger, a current employee/director, each reported two transactions on Form 5 which were not previously reported on Form 4 on a timely basis, and (3) Robert M. Perry, a current employee/director who reported a transaction on an amended Form 5 which was not reported on his original Form 5.

COMPENSATION OF DIRECTORS

    The Company pays each of its outside directors an annual retainer fee of $18,000 plus $1,000 per day, payable either in cash or toward purchase of stock at fiscal year-end, for each Board meeting and committee meeting attended by the director. Outside directors also are reimbursed for actual out-of-pocket travel expenses incurred in connection with attendance at Board or committee meetings and receive grants of options on the first business day which follows the date of the conclusion of the annual meeting to purchase 5,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the stock as of the date the option is granted and pursuant to the other terms and conditions described in the Company's 1995 Stock Option Plan for Non-Employee Directors. Other directors receive no remuneration for serving as directors other than reimbursement of travel expenses.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows aggregate cash and long-term compensation paid or accrued for each of the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                                                          LONG-TERM
                                                         COMPENSATION
                                                            AWARDS
                                                         ------------
                                 ANNUAL COMPENSATION      SECURITIES
                                         (1)              UNDERLYING
   NAME AND PRINCIPAL           ----------------------     OPTIONS/          ALL OTHER
        POSITION          YEAR  SALARY ($)   BONUS ($)     SARS (#)     COMPENSATION ($)(2)
- - ------------------------  ----  ----------   ---------   ------------   -------------------
Arthur C. Darrow          1996   $ 374,712    $90,000            0            $ 8,661
Chief Executive           1995     273,557     95,000       16,000              8,698
Officer and President     1994     233,558     66,000        8,000             13,667
Kevin J. Freeman          1996     218,077     60,000            0              7,022
Senior Vice President     1995     203,846     67,000       12,500              8,190
                          1994     173,558     59,000        5,500             10,130
Henry Klehn, Jr.          1996     209,039     55,000            0              6,858
Executive Vice            1995     203,846     52,000        9,500              7,877
President                 1994     250,000     51,000        7,600             13,634
James V. Toto             1996     209,039     50,000            0              6,420
Senior Vice President     1995     203,846     47,000        9,500              8,311
                          1994     205,000     55,000        7,100             11,485
Peter G. Rowley           1996     184,038     60,000            0                  0
Senior Vice President     1995     178,365     27,000        5,000                  0
                          1994     160,000     33,000        3,600             12,200

- - ------------------------
(1) The dollar value of perquisites and other personal benefits, if any, for each of the named executive officers was less than the reporting thresholds established by the Securities and Exchange Commission.

(2) The compensation reported includes Company contributions to the Capital Accumulation Plan, a defined contribution retirement plan, made during the 1994, 1995 and 1996 fiscal years and payments to equalize cost of living and certain other expenses related to international assignment.

OPTION/SAR GRANTS IN 1996 FISCAL YEAR

    As discussed in the Report of the Compensation Committee on Executive Compensation, no options were awarded to executive officers in fiscal 1996, other than to a newly hired executive as an inducement to accept employment with the Company. No stock appreciation rights ("SARs") were granted during the year.

AGGREGATED OPTION/SAR EXERCISES DURING 1996 FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information with respect to the exercise of stock options during the fiscal year ended March 29, 1996 by the executive officers named in the Summary Compensation Table, and with respect to unexercised "in-the-money" stock options outstanding as of March 29, 1996. (In-the-money stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.) No executive officer or any other employee of the Company held or exercised any SARs at any time during fiscal 1996.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                     OPTIONS/SARS HELD AT        IN-THE-MONEY OPTIONS/SARS
                     SHARES                           FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
                   ACQUIRED ON        VALUE       ---------------------------   ---------------------------
      NAME        EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - ----------------  -------------   -------------   -----------   -------------   -----------   -------------
Arthur C. Darrow        0               0           17,125         17,500           $0             $0
Kevin J. Freeman        0               0           12,275         13,175            0              0
Henry Klehn Jr.         0               0           16,300         12,425            0              0
James V. Toto           0               0           15,300         12,300            0              0
Peter F. Rowley         0               0            6,300          5,550            0              0

- - ------------------------
(1) These values are based on a price of $11.125 per share, the closing price of the Common Stock on the New York Stock Exchange on March 29, 1996.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In line with the Company's objective to maximize long-term return to its shareholders, the Compensation Committee annually reviews and adjusts, as required, the compensation of the Company's executive officers. The Committee believes that maintaining appropriate compensation policies and programs is an important factor in attracting, motivating, and retaining effective senior executives. A significant portion of each executive's annual and long-term compensation is linked directly to performance. Moreover, the Company requires that senior executives and other officers hold significant stock positions in the Company, thereby making their long-term interests compatible with those of public shareholders.

    The Compensation Committee of the Board of Directors, which is composed entirely of independent outside directors, is responsible for establishing salary and incentive awards for each of the Company's executive officers. The Company's Board of Directors has established the policy on officer share ownership. The Compensation Committee has independently approved the share ownership policy as part of the compensation program and makes compensation awards accordingly. In making judgments and reaching conclusions on appropriate levels of executive compensation, the Committee takes many factors into account. These include the changing business environment in which the Company operates, competition in the marketplace for executive talent, performance of the Company, annual and long-term enhancement of shareholder value, and the performance of each executive officer in meeting his individual financial and non-financial objectives.

    Each element of the compensation program for the CEO and other executive officers is discussed subsequently. The specific elements consist of base salary, annual incentive compensation, long-term incentive compensation, and share ownership.

    In establishing executive officer compensation levels for fiscal year 1996, the Committee referred to previous compensation studies that had been commissioned by the Company in fiscal 1995 as well as more recent data available from an industry compensation survey of both privately held and publicly held engineering companies. The Committee recognized that few engineering firms are comparable overall to Dames & Moore in size, scope of operations and performance characteristics, and thus exercised considerable subjective judgment in establishing executive officer compensation levels for fiscal 1996.

    In setting base salaries, the Committee judged that the Company's existing salary structure for most existing executive positions was competitive with mean salary levels for positions of comparable responsibility. The exception to this was the CEO's salary as discussed below. For fiscal 1996, salary increases ranging from zero to 10%, and averaging 4.7%, were granted to nine executive officers (excluding the CEO) based on each executive's organizational level of responsibility and demonstrated past performance in that position.

    Cash bonuses were awarded based on individual performance and performance of the business unit managed by the executive. Consideration was given to performance in meeting objectives for revenue growth, cost control, increase in market share, improvement in quality of services provided to clients, human resource development, and profitability. The Committee also took account of the Company's relative performance in the increasingly competitive business environment in which it operated in fiscal 1996. Of these factors, the most heavily weighted were those relating to whether revenue and profit objectives were met. Cash incentive bonuses for nine executive officers averaged 26% of salary.

    With one exception, no options were awarded to Executive Officers in fiscal 1996. The purpose of deferring option awards was to put these awards on the same annual cycle as cash bonus awards; that is, approximately two months after the close of the fiscal year when operating results for the year are known. Option awards will resume on this new schedule in fiscal 1997. The one exception pertains to an award of options granted to a newly hired executive as an inducement to accept employment with the Company.

    At the beginning of fiscal 1996, the Company's revenue base increased approximately 50% as the result of two major acquisitions. In recognition of the greater scope and complexity of the CEO's responsibilities resulting from these acquisitions, early in fiscal 1996 the Committee set the CEO's salary at $380,000, which represented a salary increase of 17%. The Committee's judgment was that this salary level was competitive with salary compensation levels offered by firms of comparable size in the engineering services industry.

    At the conclusion of fiscal 1996, the Committee took several factors into account in determining the appropriate cash incentive bonus award for the Company's CEO. Among these factors, the following were considered most relevant:
(a) execution of the Company's strategic plan; (b) meeting planned revenue and profit objectives for fiscal 1996; (c) performance of the Company in relation to industry peers; (d) meeting personal performance objectives; and, (e) enhancement of shareholder value through stock price appreciation. In consideration of the CEO's overall performance in relation to these factors, the Committee awarded the CEO a cash bonus of $90,000 or 24% of salary. This compares to a target bonus of 40% of salary if all performance criteria had been successfully met.

    There was no award of stock options to the CEO in fiscal 1996 for the reason previously stated.

    Upon conversion of the Company from a limited partnership to a publicly traded corporation in March 1992, the former partners who became officers of the Company acquired significant holdings of the Company's stock. The Board of Directors adopted a policy which encourages all officers to retain a substantial percentage of the acquired shares as a means of aligning the interests of the Company's key management and professional personnel with the interests of the Company's public shareholders. Through the end of fiscal 1998, any officer divesting 20% or more of initial shareholdings within a specific fiscal year will have his or her incentive compensation awards (cash and/or options) reduced by up to 50%. Divesting 30% or more of initial shareholdings in a specific fiscal year will result in the reduction of incentive compensation awards to zero. During fiscal 1996, none of the Company's executive officers divested more than 20% of shareholdings.

    Effective in 1994, Internal Revenue Code Section 162(m) generally precludes a publicly held corporation from taking a tax deduction for compensation in excess of $1,000,000 that is paid to its Chief Executive Officer or any of its four other highest paid executive officers. Certain performance-based compensation is not subject to the deduction limit if specified requirements are satisfied.

    It is the policy of the Compensation Committee that, under ordinary circumstances, the Company's compensation programs should be structured in a manner that is designed to comply with the requirements of Section 162(m) and any regulations promulgated thereunder in order to ensure the full deductibility of all compensation paid to the Company's executive officers. The Committee will reexamine its policy with respect to Section 162(m) on an ongoing basis.

                                          COMPENSATION COMMITTEE

                                          Norman A. Barkeley
                                          Michael R. Peevey
                                          James E. Seitz

STOCK PERFORMANCE GRAPH

    The following graph sets forth the Company's cumulative total shareholder return on its Common Stock as compared to the S&P 500 Index and a peer group of engineering companies based upon an assumed initial investment of $100 in each of the Common Stock, the S&P 500 Index and the peer group. The graph covers the period from March 5, 1992 (the date of the Company's initial public offering of its Common Stock) through March 29, 1996 (the last day of the Company's most recent fiscal year). The stock price performance shown below is not necessarily indicative of future price performance, and the companies in the peer group are not necessarily comparable for any purpose other than the graph.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG DAMES & MOORE, INC., S&P 500
                           INDEX AND PEER GROUP(1)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             1992       1992       1993       1994       1995       1996
DAMES & MOORE, INC.              100       97.7      85.61      89.09      56.39      52.79
PEER GROUP                       100      94.13      84.42      72.43       63.9      74.52
S&P 500 INDEX                    100      98.05     113.01     114.67     132.52     175.07

- - ------------------------
(1) The graph assumes an investment of $100 at the opening of business on March 5, 1992 in each of the Common Stock, the S&P 500 Index and a peer group of engineering companies, and also assumes the reinvestment of all dividends. Investment in the peer group is weighted by relative market capitalization.

(2) The peer group of publicly held companies excludes the Company and includes Michael Baker Corp.; Emcon; Fluor Daniel/GTI; Gilbert Associates, Inc. (Class A); Greiner Engineering, Inc.; Harding Associates, Inc.; ICF International, Inc.; International Technology Corporation; Jacobs Engineering Group, Inc.; Stone & Webster, Inc.; URS Corp.; and Roy F. Weston, Inc. (Class A). Geraghty & Miller, Inc., which was previously included in the Proxy Statement's peer group of companies, is included in the peer group of companies that is contained in this Proxy Statement for 1992 and 1993, but not for 1994, for which information is not available for the full year, 1995 or 1996. Geraghty & Miller, Inc. was acquired on December 30, 1994 by Heidemij NV, a Dutch corporation whose stock has been publicly traded on the NASDAQ National Market System since only December 30, 1993. CRSS Inc., which was previously included in the Proxy Statement's peer group of companies, has been excluded from the peer group for this Proxy Statement as it was acquired by Jacobs Engineering Group, Inc. effective July 31, 1994, and information is no longer available. A majority of the stock of Groundwater Technology, Inc. was acquired by Fluor Daniel, Inc. on December 11, 1995, and Groundwater Technology, Inc. was renamed Fluor Daniel/GTI, Inc.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP has been selected as the Company's independent public accountants for the fiscal year 1996. It is expected that a representative of KPMG Peat Marwick LLP will be present at the meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

    The Board of Directors knows of no other business to be presented at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the persons named in the accompanying form of proxy or their substitute(s) to vote on that business in accordance with their best judgment.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Shareholders of the Company who intend to submit proposals to the Company's shareholders at the next annual meeting of shareholders must submit such proposals to the Company no later than February 28, 1997 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders. Shareholder proposals should be submitted in writing to the Company's principal executive offices at 911 Wilshire Boulevard, Suite 700, Los Angeles, California 90017,
Attention: Corporate Secretary.

                                          By Order of the Board of Directors

                                          Stephanie H. Paxton
                                          Assistant Secretary

June 28, 1996
Los Angeles, California

    SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 29, 1996, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, UPON WRITTEN REQUEST TO THE COMPANY AT 911 WILSHIRE BOULEVARD, SUITE 700, LOS ANGELES, CALIFORNIA 90017, ATTENTION: INVESTOR
RELATIONS. UPON WRITTEN REQUEST, THE COMPANY WILL ALSO FURNISH TO SUCH SHAREHOLDERS A COPY OF ANY EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

                           DAMES & MOORE, INC.
          PROXY - ANNUAL MEETING OF SHAREHOLDERS - AUGUST 12, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints George D. Leal and Robert M. Perry, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of the common stock of Dames & Moore, Inc. (the "Company") held of record by the undersigned on June 17, 1996 at the annual meeting of shareholders to be held on August 12, 1996 and at any adjournment thereof.

The undersigned shareholder hereby revokes any proxy heretofore given to vote at said meeting and any adjournment thereof. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement accompanying said Notice and the Annual Report to Shareholders for the fiscal year ended March 29, 1996 hereby is acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS BY THE BOARD OF DIRECTORS ON THE REVERSE SIDE OF THIS PROXY.

                          FOLD AND DETACH HERE

                                                                                                         Please mark
                                                                                                         your votes as  / X /
                                                                                                         indicated in
                                                                                                         this example

1. ELECTION OF DIRECTORS.

   For all nominees (except        WITHHOLD     INSTRUCTION: To withhold authority to vote for           I plan to attend
   as marked to the contrary)     AUTHORITY     any individual nominee(s), strike a line through the        the meeting
   Discretionary authority to  to vote for all  name(s) of the nominee(s) in the list below:
   cumulate votes is granted.  nominees listed                                                                / X /
                                                Norman A Barkeley             Harald Peipers
           / X /                    / X /       Arthur C. Darrow              Robert M. Perry
                                                George D. Leal                James E. Seitz
                                                Robert J. Lynch, Jr.          John P. Trudinger
                                                Anthony R. Moore              Richard C. Tucker
                                                Michael R. Peevey




2. IN THEIR DISCRETION, the proxies are
   authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                      Please  sign  exactly  as  the  name  or  names appear  on  this proxy.  When shares  are  held by  joint tenants,  both should  sign.  When signing  as an attorney, executor, administrator, trustee or guardian, please give your full title as such.  If a corporation,  please sign in  full corporate name by the
                                                      President  or another  authorized officer.  If a partnership,  please sign in partnership name by authorized person.

                                                      DATED:                                                                 , 1996
                                                             ---------------------------------------------------------------

                                                      -----------------------------------------------------------------------------
                                                                                     (Signature)

                                                      -----------------------------------------------------------------------------
                                                                                     (Signature)

                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
     PLEASE MARK INSIDE RED BOXES SO THAT DATA        USING THE ENCLOSED ENVELOPE.
    PROCESSING EQUIPMENT WILL RECORD YOUR VOTES


                                                         FOLD AND DETACH HERE